UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Better Home & Finance Holding Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-3029990

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
(Address of Principal Executive Offices)

Better Home & Finance Holding Company 2023 Incentive Equity Plan
(Full title of the plan)

Paula Tuffin
General Counsel, Chief Compliance Officer and Corporate Secretary
Better Home & Finance Holding Company
1 World Trade Center
285 Fulton Street, 80th Floor, Suite A
New York, New York 10007
Tel: (415) 522-8837
(Name, address, including zip code and telephone number, including area code of agent for service)
Copies to:
Bryan K. Brown
Justin W. McKithen
Jones Day
717 Texas Avenue, Suite 3300
Houston, Texas 77002
(832) 239-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 922,364 shares of Better Home & Finance Holding Company, a Delaware corporation (the “Registrant”), Class A common stock, par value $0.0001 per share, authorized for issuance under the Better Home & Finance Holding Company 2023 Incentive Equity Plan (the "2023 Plan"). The additional shares registered under the 2023 Plan are of the same class as other securities relating to the 2023 Plan, for which a registration statement filed on Form S-8 by the Registrant is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-275577, 333-287757 and 333-293393), filed with the Securities and Exchange Commission, relating to the 2023 Plan, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description of Documents
4.1	Better Home & Finance Holding Company 2023 Incentive Equity Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 28, 2023)

5.1	Opinion of Jones Day*

23.1	Consent of Deloitte & Touche*

23.2	Consent of Jones Day (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page hereto)*

107	Filing Fee Table*
_____________
*     Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, June 18, 2026.

Better Home & Finance Holding Company

By:	/s/ Vishal Garg
Vishal Garg
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Loveen Advani and Paula Tuffin and each of them, such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Vishal Garg	Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2026
Vishal Garg

/s/ Loveen Advani	Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2026
Loveen Advani

/s/ Harit Talwar	Director and Chairman of the Board of Directors	June 18, 2026
Harit Talwar

/s/ Michael Farello	Director	June 18, 2026
Michael Farello

/s/ Arnaud Massenet	Director	June 18, 2026
Arnaud Massenet

/s/ Bhaskar Menon	Director	June 18, 2026
Bhaskar Menon

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